UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023 (June 30, 2023)
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2023, Wolverine World Wide, Inc. (the “Company”) entered into the Fourth Amendment (the “Amendment”) to its Credit Agreement, dated as of July 31, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, as parent borrower, the additional borrowers party thereto, the guarantors party thereto, JP Morgan Chase Bank, N.A., as administrative agent and as a lender, and the other lenders party thereto.

The Amendment provided for the following:

1.    Section 1.1 of the Credit Agreement was amended by adding a new Level I to the “Applicable Pricing Grid.” The following was added to the end of the definition of “Applicable Pricing Grid”:

Notwithstanding the foregoing, during the period from the Adjustment Date for the fiscal quarter ending on or about July 1, 2023 until the Adjustment Date related to the fiscal quarter ending on or about December 31, 2023, the Applicable Pricing Grid with respect to Tranche A Term Loans, Revolving Loans, Swingline Loans and the Commitment Fee Rate, shall be the table set forth below:

Level	Consolidated Leverage Ratio	Tranche A Term Loans		Revolving Loans and Swingline Loans		Commitment Fee Rate
		ABR	Term Benchmark	ABR	Term Benchmark
Level I	≥ 4.50:1.00	1.250%	2.250%	1.250%	2.250%	0.350%
Level II	≥ 4.00:1.00 but < 4.50:1.00	1.000%	2.000%	1.000%	2.000%	0.300%
Level III	≥ 3.50:1.00 but < 4.00:1.00	0.750%	1.750%	0.750%	1.750%	0.300%
Level IV	≥ 2.50:1.00 but < 3.50:1.00	0.500%	1.500%	0.500%	1.500%	0.250%
Level V	≥ 1.50:1.00 but < 2.50:1.00	0.250%	1.250%	0.250%	1.250%	0.200%
Level VI	< 1.50:1.00	0.125%	1.125%	0.125%	1.125%	0.150%

2.    Section 7.1(a) of the Credit Agreement was deleted in its entirety and replaced with the following:

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any Reference Period to exceed either (x) for all such dates before the satisfaction of the Investment Grade Condition, 4.50:1.00, or (y) for all such dates on and after the satisfaction of the Investment Grade Condition, if any, 3.75:1.00; provided that (A) for the four consecutive fiscal quarters ending immediately after the consummation of a Qualified Acquisition (including the fiscal quarter in which such Qualified Acquisition occurs), the Consolidated Leverage Ratio applicable to this clause (y) shall be 4.00:1.00 and (B) for the Reference Periods ending on or about June 30, 2023, on or about September 30, 2023 and on or about December 31, 2023, the Consolidated Leverage Ratio applicable to clause (x) shall be 4.875:1.00 (it being understood that that the 4.50:1.00 Consolidated Leverage Ratio shall apply after the Reference Periods mentioned in this clause (B)).

The foregoing summary is not a complete description and is qualified in its entirety by reference to the complete text of the Amendment, to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2023.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		99.1	Press Release dated July 7, 2023.

		104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2023	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Executive Vice President, Chief Financial Officer and Treasurer

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